SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): July 8, 2013

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On July 8, 2013, John Lechleiter, Ph.D., resumed his position as the Company's chairman, president, and chief executive officer. As previously announced, Dr. Lechleiter had taken a medical leave of absence beginning on May 6, 2013. Derica W. Rice, who served as acting chief executive officer during Dr. Lechleiter's absence, will resume his position as executive vice president, Global Services and chief financial officer. Ellen R. Marram, who served as interim chairperson of the Board of Directors, will resume her position as the board's lead independent director. A copy of the press release issued by the Company on July 8, 2013 is furnished as Exhibit 99.1.

(c)    The information required under this Item is provided in paragraph 5.02(b) above and in the Company's definitive proxy statement for the 2013 annual meeting of stockholders filed with the SEC on March 25, 2013 and is herein incorporated by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibit 99.1     Press release issued by Eli Lilly and Company on July 8, 2013.

Exhibit No.     Description of Document
99.1    Press Release dated July 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ELI LILLY AND COMPANY
(Registrant)

By:    _/s/ Jamie E. Haney_____
Name:    Jamie E. Haney
Title:     Assistant Secretary and Counsel

Dated: July 8, 2013

EXHIBIT INDEX

Exhibit No.     Description of Document
99.1    Press Release dated July 8, 2013